Exhibit A

Joint Filing Agreement

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Act”), by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: February 14, 2023

/s/ Sally R. Hanna
Sally R. Hanna

FSH Capital, LLC, a Nevada limited liability company

	By:	/s/ Sally R. Hanna
	Name:	Sally R. Hanna
	Title:	Manager

/s/ Frank J. Hanna, III
Frank J. Hanna, III

Bravo One Company, Inc., a Nevada corporation

	By:	/s/ Joshua C. Miller
	Name:	Joshua C. Miller
	Title:	Assistant Secretary

Bravo One Company, Inc., as Trustee for The Hummingbird Trust

	By:	/s/ Joshua C. Miller
	Name:	Joshua C. Miller
	Title:	Assistant Secretary